EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350

In connection with the amended Annual Report of Pacific Vegas Global Strategies, Inc. (the “Company”) on Form 10-KSB/A2 for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kwan Sin Yee, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 4, 2008
/s/ KWAN SIN YEE
Kwan Sin Yee
Chief Financial Officer